As filed with the Securities and Exchange Commission on July 13, 2018

Registration No. 333-104571

Registration No. 333-104572

Registration No. 333-104573

Registration No. 333-142983

Registration No. 333-171160

Registration No. 333-210243

Registration No. 333-213148

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104571

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104572

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-142983

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171160

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210243

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-213148

UNDER

THE SECURITIES ACT OF 1933

WGL Holdings, Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2210912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Constitution Ave., N.W., Washington, D.C.	20080
(Address of Principal Executive Offices)	(Zip Code)

Directors’ Stock Compensation Plan, As Amended and Restated

Washington Gas Light Company Savings Plan

Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan

1999 Incentive Compensation Plan, as Amended and Restated

WGL Holdings, Inc. Omnibus Incentive Compensation Plan

(Full title of the plan)

Leslie T. Thornton

Senior Vice President, General Counsel and Corporate Secretary

WGL Holdings, Inc.

101 Constitution Ave., N.W.

Washington, D.C. 20080

(Name and address of agent for service)

(202) 624-6720

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

WGL Holdings, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) to deregister all securities that were previously registered and remain unsold or otherwise unissued under the (i) Directors’ Stock Compensation Plan, As Amended and Restated, (ii) Washington Gas Light Company Savings Plan, (iii) Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan, (iv) 1999 Incentive Compensation Plan, as Amended and Restated, and (v) WGL Holdings, Inc. Omnibus Incentive Compensation Plan, as the case may be, and for which the Prior Registration Statements had remained in effect.

1. Registration Statement No. 333-104571 filed on April 16, 2003.

2. Registration Statement No. 333-104572 filed on April 16, 2003.

3. Registration Statement No. 333-104573 filed on April 16, 2003.

4. Registration Statement No. 333-142983 filed on May 15, 2007.

5. Registration Statement No. 333-171160 filed on December 14, 2010.

6. Registration Statement No. 333-210243 filed on March 16, 2016.

7. Registration Statement No. 333-213148 filed on August 16, 2016.

Pursuant to an Agreement and Plan of Merger, dated as of January 25, 2017, by and among the Registrant, AltaGas Ltd. (“Parent”) and Wrangler, Inc., an indirect, wholly owned subsidiary of Parent (“Merger Sub”), on July 6, 2018, Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as an indirect, wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Registrant has terminated the offering of its securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on this 13th day of July, 2018.

WGL HOLDINGS, INC.

By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

WGL HOLDINGS, INC. (Registrant)

July 13, 2018	By:	/s/ Adrian P. Chapman
Adrian P. Chapman
President and Chief Executive Officer
(principal executive officer)

July 13, 2018	By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer
(principal financial officer)

July 13, 2018	By:	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(principal accounting officer)

Signature	Title	Date

/s/ Vincent L. Ammann, Jr.	Director	July 13, 2018
Vincent L. Ammann, Jr.

/s/ Nancy C. Floyd	Director	July 13, 2018
Nancy C. Floyd

/s/ David M. Harris	Director	July 13, 2018
David M. Harris

/s/ Terry D. McCallister	Director	July 13, 2018
Terry D. McCallister

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on July 13, 2018.

WASHINGTON GAS LIGHT COMPANY SAVINGS PLAN

By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Plan Administrator

By:	/s/ Luanne S. Gutermuth
Luanne S. Gutermuth
Plan Administrator

WASHINGTON GAS LIGHT COMPANY CAPITAL APPRECIATION/UNION EMPLOYEES’ SAVINGS PLAN.

By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Plan Administrator

By:	/s/ Luanne S. Gutermuth.
Luanne S. Gutermuth
Plan Administrator